November 18, 2005

Dear Shareholders, Members, and Staff:

NYMEX continues to experience strong growth, record seat prices and record volumes. Today's letter is the first in a series of regular updates on our business that I plan to provide you in the coming months.

First and foremost, I am pleased to report that on November 14, a NYMEX Division seat changed hands at a record-shattering $3,775,000, exceeding the seat sale record of $3,100,000 set on October 21. This is the sixth consecutive record seat sale this year and represents a 114% increase in the valuation of a NYMEX Division seat since the beginning of 2005. This makes it the highest priced seat currently traded on any exchange -- futures or equity -- in the world.

Secondly, as I hope you have seen by now, the board of directors of NYMEX Holdings, Inc. and General Atlantic LLC (GA) have signed a definitive agreement whereby GA will invest $135 million for a 10% equity stake in NYMEX. The gross proceeds from GA's investment will be distributed to NYMEX shareholders in the form of an extraordinary cash distribution of approximately $165,000 per share.  A copy of the press release that we issued on November 14, regarding this transaction is attached to this letter.

With General Atlantic's help, we will be able to preserve our rich heritage of open outcry trading by continuing to invest in advancements in technology for the floor and keeping abreast of the opportunities created through electronic trading. GA will help us grow our business for the benefit of our shareholders, members, traders, customers and employees. GA has a record of building and enhancing value with its investment partners and shares our goal of completing an initial public offering (IPO) of NYMEX common stock.

We expect to file preliminary proxy materials shortly with the Securities and Exchange Commission (SEC), which would be subject to review and comment for at least 10 days. After we clear the SEC's review period, we will send definitive proxy materials to shareholders at least 30 days prior to a vote on the transaction. We plan to hold a shareholder meeting in early 2006 to vote on the proposed deal with GA.

We view GA's investment as the best path forward for NYMEX and the entire Exchange community as we expect it will help us enhance our leadership position in the marketplace by improving our corporate structure, technology, and governance policies. I look forward to welcoming Bill Ford, president of GA, to our board of directors and to working with Bill and the entire GA team to continue to deliver increased shareholder value.

With respect to our business, I am also happy to note that overall volume through October was 27% greater than during the same period a year ago. Several annual volume records were set during the month, including copper and palladium futures, crude oil options, crude oil and gasoline average price options, total NYMEX Division volume, and overall Exchange volume.

NYMEX launched the London trading floor in September, initially offering futures contracts in Brent crude oil and gasoil. We are working to build a business in a market that has long been dominated by a single player, and we intend London to be the springboard for future global initiatives. For example, on November 15, we announced an agreement with the Russian energy and commodities trading firm Expertica to develop a futures contract for Russian export blend crude oil. The contract is intended to increase transparency in an important sector of the market and expand our trading capabilities in London.

The Dubai initiatives continue to move forward. The creation of a Middle Eastern crude oil benchmark fits into the NYMEX business model of global expansion, and the launch of the Dubai Mercantile Exchange will create a trading forum in the world's key oil region.

Finally, I want to commend the entire community at One North End Avenue for their generosity in contributing to the hurricane relief effort. Direct contributions by individuals of $750,000 were matched in total by the NYMEX Charitable Foundation and the Exchange board of directors for a total contribution of $1.5 million to help storm ravaged communities along the Gulf Coast get back on their feet.

Your board and management team are hard at work building a more valuable NYMEX, and I look forward to sharing further updates on our progress with you in the coming months. In the meantime, should you have any questions or require any further information, please contact investorrelations@nymex.com.

Sincerely,

/s/Mitchell Steinhause
Mitchell Steinhause
Chairman

Forward Looking and Cautionary Statements
This letter may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including our ability to consummate the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the private placement, and our exploration of and ability to consummate, including as a result of market conditions, a potential initial public offering or other strategic alternative. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate, in whole or in part, the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the private placement, and our determination not, or difficulties, delays or unanticipated costs in our ability, including as a result of market conditions, to consummate a potential initial public offering or other strategic alternative; the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward-looking statements.

Statement Regarding Information That Will Become Available
Please note this is not intended to be a solicitation for proxy. In connection with the proposed private placement, NYMEX will file with the Securities and Exchange Commission and distribute to its shareholders a proxy statement. NYMEX's shareholders are urged to read the proxy statement in its entirety when it becomes available, and any other related documents NYMEX may issue, because they will contain important information about NYMEX, the transaction, the persons soliciting proxies in connection with the transaction and the interests of these persons in the transaction and related matters. When these documents are filed, they can be obtained for free at the SEC's website (www.sec.gov). Additional information on how to obtain these documents from NYMEX will be made available to shareholders.

NYMEX, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from NYMEX's shareholders in connection with the proposed private placement. Information about the directors and executive officers of NYMEX and their ownership of NYMEX stock is set forth in the proxy statement for NYMEX's 2005 annual meeting. Information regarding the interests of NYMEX's directors and executive officers in the proposed private placement will be included in the proxy statement when it becomes available.